                                                                EXHIBIT 10.8

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED


                          EXCLUSIVE LICENSE AGREEMENT



                                    BETWEEN



                  THE REGENTS OF THE UNIVERSITY OF CALIFORNIA



                                      AND



                             IMMUSOL, INCORPORATED



                                      FOR



    USE OF HIV-1 TARGETED RIBOZYME TO INHIBIT HIV-1 GENE EXPRESSION
                               *_______________*



                              NOVEL HIV-2
                               *_______________*



                     MULTIPLE DELETION HIV MUTANTS
                             *____________________*



                     RIBOZYME GENE THERAPY FOR AIDS
                               *________________*



Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----
    RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
2.  LIFE OR PATENT EXCLUSIVE GRANT  . . . . . . . . . . . . . . . . . . .    4
3.  SUBLICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5
4.  LICENSE-ISSUE FEE . . . . . . . . . . . . . . . . . . . . . . . . . .    5
5.  ROYALTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
6.  DUE DILIGENCE . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
7.  PROGRESS AND ROYALTY REPORTS  . . . . . . . . . . . . . . . . . . . .    9
8.  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . .   10
9.  LIFE OF THE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . .   11
10.  TERMINATION BY THE REGENTS . . . . . . . . . . . . . . . . . . . . .   11
11.  TERMINATION BY LICENSEE  . . . . . . . . . . . . . . . . . . . . . .   12
12.  DISPOSITION OF LICENSED PRODUCTS ON HAND
     UPON TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .   12
13.  USE OF NAMES AND TRADEMARKS  . . . . . . . . . . . . . . . . . . . .   12
14.  LIMITED WARRANTY . . . . . . . . . . . . . . . . . . . . . . . . . .   12
15.  PATENT PROSECUTION AND MAINTENANCE . . . . . . . . . . . . . . . . .   13
16.  PATENT MARKING . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
17.  PATENT INFRINGEMENT  . . . . . . . . . . . . . . . . . . . . . . . .   15
18.  INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . .   16
19.  NOTICES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
20.  ASSIGNABILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
21.  LATE PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
22.  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
23.  FAILURE TO PERFORM . . . . . . . . . . . . . . . . . . . . . . . . .   18
24.  GOVERNING LAWS . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
25.  PREFERENCE FOR UNITED STATES INDUSTRY  . . . . . . . . . . . . . . .   18
26.  FOREIGN GOVERNMENT APPROVAL OR REGISTRATION  . . . . . . . . . . . .   18
27.  EXPORT CONTROL LAWS  . . . . . . . . . . . . . . . . . . . . . . . .   18
28.  SECRECY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
29.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED
*______________________________________*



                          EXCLUSIVE LICENSE AGREEMENT

                                      FOR

        USE OF HIV-1 TARGETED RIBOZYME TO INHIBIT HIV-1 GENE EXPRESSION;

                                  NOVEL HIV-2;

                       MULTIPLE DELETION HIV MUTANTS; AND

                         RIBOZYME GENE THERAPY FOR AIDS



     THIS LICENSE AGREEMENT (the "Agreement") is made and is effective this 7 day of December, 1993 (the "Effective Date") by and between THE REGENTS OF THE UNIVERSITY OF CALIFORNIA, a California corporation having its statewide administrative offices at 300 Lakeside Drive, 22nd Floor, Oakland, California 94612-3550, hereinafter referred to as "The Regents", and IMMUSOL, INCORPORATED, a California corporation having a principal place of business at 5052 Berean Lane, Irvine, California 92715, hereinafter referred to as the "Licensee".



                                    RECITALS

     WHEREAS, certain inventions, generally characterized as Use Of HIV-1 Targeted Ribozyme To Inhibit HIV-1 Gene Expression (*_________________*), Novel HIV-2 *________________*, Multiple Deletion HIV Mutants and Ribozyme Gene Therapy For AIDS *_________________*, hereinafter collectively referred to as the "Invention", were made in the course of research at the University of California, San Diego by Drs. Rappaport, Wong-Staal, Kraus, Talbott, Looney, Yu, Ojwang, Yamada and Steffy, and are covered by Regents' Patent Rights as defined below;

         WHEREAS, the Licensee entered into the following Secrecy Agreements for the purpose of evaluating the Invention:

       *___* Control No. *________*, effective *_______________*, pertaining to *________________*;


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

       *___* Control No. *________*, effective *_______________*, pertaining to *________________*; and

       *___* Control No. *________*, effective *_______________*, pertaining to *________________*;

     WHEREAS, the development of the Invention was sponsored as follows:

           *________________*:    UCSD start-up funds;

           *________________*:    NIH grant

           *________________*:    NIH grant; and

           *________________*:    NIH and U.S. Army grant

and as a consequence this license is subject to overriding obligations to the Federal Government as set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations;

     WHEREAS, the inventorship of *________________* may be changed in the U.S. Patent and Trademark Office (USPTO) to include a UC inventor, and will be assigned to The Regents unless additional employment obligations required this inventor to assign the application to a third party;

         WHEREAS, the Licensee is a"small business firm" as defined in 15 U.S.C. 632;

     WHEREAS, inasmuch as David Looney (named inventor on *_______*) is an employee of the Veterans Administration Medical Center, The Regents will ask Dr. Looney to have the Veterans Administration release its rights to Dr. Looney; if the Veterans Administration releases its rights to Dr. Looney, then Dr. Looney will assign his rights to The Regents;

         WHEREAS, The Regents is desirous that the Invention be developed and utilized to the fullest extent so that the benefits can be enjoyed by the general public;

     WHEREAS, the parties hereto entered into a Letter of Intent dated *___________*, covering *_________________________________* ("the LOI");

         WHEREAS, the Licensee is desirous of obtaining certain rights from The Regents for the commercial development, use, and sale of the Invention, and The Regents is willing to grant such rights; and

         WHEREAS, both parties recognize and agree that royalties due hereunder will be paid




Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                              * CONFIDENTIAL *
                                                             TREATMENT REQUESTED

on both pending patent application and issued patents;

                                  --oo 0 oo--

         The parties agree as follows:

                                 1. DEFINITIONS

         1.1 "Regents' Patent rights" means patent rights to any subject matter claimed in or covered by any of the following U.S. patent applications that are assigned to The Regents, as well as continuing applications thereof including divisions, substitutions and continuation- in-part (c-i-p) applications (to the extent that such continuation-in-part applications contain claims supported in the original application) and re-examinations; any patents issuing on said applications or continuing applications including reissues; and any corresponding foreign applications or patents:

     1.1(a) U.S. patent application Serial No. 07/703,427, filed on *___________* on behalf of the Biotechnology Research and Development Company
(BRDC).

     1.1(a)(i) *________*

     1.1(b) a patent application now in preparation, covering subject matter for *_________* and to be assigned to The Regents and to be paid for by Licensee under the LOI;

     1.1(c) pending U.S. Patent Application Serial No. *__________* entitled "Multiple Gene Mutants of Immunodeficiency Virus (HIV) for Vaccine Use", filed *_______________* by Drs. Looney and Wong-Staal and assigned to The Regents and covered by the LOI *________________*; and

     1.1(d) pending U.S. Patent Application Serial No. *_________* entitled "Ribozyme Gene Therapy For HIV Infection and AIDS", filed *___________* by Drs. Yu, Yamada, Owjang, Levitt, Ho and Wong-Staal, assigned to The Regents
*__________*.

         1.2 "Licensed Products" means any product that is covered by Regents' Patent Rights,



Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

that is produced by a Licensed method, or that the use of which would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any claim within Regents' Patent Rights.

         1.3 "Licensed Method" means any method that is covered by Regents' Patent Rights, the use of which would constitute, but for the license granted to the Licensee pursuant to this Agreement, an infringement of any claim within Regents' Patent Rights.

         1.4 "Net Sales" means the total of the gross invoice prices of Licensed Products sold by Licensee, an Affiliate, or a sublicensee, less the sum of the following actual and customary deductions where applicable and actually taken: cash, trade, or quantity discounts; sales, value added, use, tariffs, import/export duties or other excise taxes imposed upon particular sales; transportation and insurance charges and allowances or credits to customers because of rejections or returns.

         1.5 "Affiliate" means any corporation or other business entity in which the Licensee owns or controls, directly or indirectly, at least fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors; provided, however, that in any country where the local law shall not permit foreign equity participation of at least 50%, then an "Affiliate" shall include any company in which the Licensee shall own or control, directly or indirectly, the maximum percentage of such outstanding stock or voting rights permitted by local law.

         1.6 "Shareholders Agreement" means the Shareholders Agreement attached hereto as Appendix A. This Shareholders Agreement shall be fully executed and effective as of the execution of this Agreement.

         1.7 "Ribozymen Products" means Licensed Products and Licensed methods for delivering to human patients in need thereof biologically active material which includes an RNA molecule having catalytic activity (commonly known as a ribozyme). Ribozymen products include the RNA molecule, its vector and delivery system, its formulation and packaging for commercial sale, and services, in connection with the treatment of the patient with the ribozyme product. A "Not Ribozyme Product" is a Licensed Product that is not a Ribozyme Product as defined herein, such as a vaccine.


                       2. LIFE OR PATENT EXCLUSIVE GRANT

         2.1 Subject to the limitations set forth in this Agreement, The Regents hereby grants to the Licensee a world-wide license under Regents' Patent Rights to make, have made, use, and sell Licensed Products and to practice License Methods.

         2.2  Except as otherwise provided herein, the license granted in section 2.1 shall be exclusive for the life of the Agreement.

                                                              * CONFIDENTIAL *
                                                             TREATMENT REQUESTED

         2.3 The license granted hereunder shall be subject to all the applicable provisions of any License to the United States Government executed by The Regents. The license granted hereunder shall be subject to the overriding obligations to the U.S. Government set forth in 35 U.S.C. 200-212 and applicable governmental implementing regulations.

         2.4 The Licenses granted in paragraphs 2.1 and 2.2 to make, use and sell Licensed Products throughout the world shall be limited, in the case of Ribozyme Products, to products that are sold for use in human health care. For other Licensed Products that are ribozymes (for example ribozymes useful for agricultural purposes), Licensee shall have no license hereunder.

         2.5 The Regents expressly reserve the right to make and use the Invention and Licensed Products and to practice the Licensed Method under Regents' Patent Rights for educational and research purposes.



                                3.  SUBLICENSES

         3.1 The Regents also grants to the Licensee the right to issue sublicenses to third parties to make, have made, use, and sell Licensed Products and to practice Licensed Methods, provided the Licensee has current exclusive rights thereto under this Agreement. To the extent applicable, such sublicenses shall include all of the rights of and obligations due to The Regents (and, if applicable, the United States Government) that are contained in this Agreement.

         3.2 Licensee shall provide The Regents with a copy of each sublicense issued hereunder; collect and guarantee payment of all royalties due The Regents from sublicensees; and summarize and deliver all reports due The Regents from sublicensees.

         3.3 Upon termination of this Agreement for any reason, The Regents, at its sole discretion, shall determine whether any or all sublicenses shall be canceled or assigned to The Regents.



                             4.  LICENSE-ISSUE FEE
         4.1 The Licensee shall pay to The Regents a LICENSE-ISSUE FEE of *___________________________________* within *_____* days after the execution of this Agreement.

         4.2 Also as a LICENSE ISSUE FEE, The Licensee shall transfer to The Regents Immusol preferred stock having a value of *____________________________* as set forth in the Shareholders Agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         4.3 Both LICENSE ISSUE FEES are non-refundable and not an advance against royalties.



                                 5.  ROYALTIES
         5.1 During the term of this Agreement the Licensee shall also pay to The Regents (a) an EARNED ROYALTY of *________________* of Net Sales of Licensed Products which are Not Ribozyme Products, and (b) an EARNED ROYALTY of *_______________* of Net Sales of Licensed Products which are Ribozyme Products.
         5.2 Paragraphs 1.1, 1.2, and 1.3 define Regents' Patent Rights, Licensed Products and License Methods so that royalties shall be payable on products and methods covered by both pending patent applications and issued patents. Earned royalties shall accrue in each country for the duration of Regents' Patent Rights in that country and shall be payable to The Regents when Licensed Products are invoiced, or if not invoiced, when delivered to a third party.

         5.3 Royalties accruing to The Regents shall be paid to The Regents quarterly on or before the following dates of each calendar year:

                 February 28

                 May 31

                 August 31

                 November 30

Each such payment will be for royalties which accrued within the Licensee's most recently completed calendar quarter.

         5.4 During the term of this Agreement the Licensee shall pay to The Regents a MINIMUM ANNUAL ROYALTY in the amounts defined below for the life of Regents' Patent Rights, beginning with the year of the first commercial sale of a FDA approved Licensed Product. For the first year of applicable commercial sales, Licensee's obligation to pay the applicable minimum annual royalties shall be pro-rated for the number of months remaining in that calendar year when commercial sales commence and shall be due the following February 28. For subsequent years, the applicable minimum annual royalty shall be paid to The Regents by February 28 of each year and shall be credited against the applicable earned royalty (for either a Ribozyme Product or a Not Ribozyme Product) due and owing for the calendar year in which the minimum payment was made. The minimum annual royalties shall be in the following amounts: (a) for Ribozyme Products: *____________________________________* per year for the first
*_______* years, and *________________________________________________* per year thereafter; and (b) for Not Ribozyme Products: *______________________________* per year

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED
for the first *__________* years and *_________________________________________*
per year thereafter.

         5.5 The Licensee shall pay to The Regents an annual license MAINTENANCE FEE in the amounts recited below, beginning on the one-year anniversary date of the Effective Date of this Agreement and continuing annually on each anniversary date of the Effective Date of this Agreement. This license maintenance fee shall not be due and payable as to a particular licensed product (Ribozyme Product or Not Ribozyme product) on any anniversary date of the Effective Date of this Agreement if on said date Licensee is commercially selling that FDA approved Licensed Product and paying an earned royalty to The Regents on the sales of that Licensed Product. This license maintenance fee is non-refundable and not an advance against royalties. The license maintenance fees shall be as follows: (a) for Ribozyme Products, *____* per year, going to *_____________________* per year on initiation of a clinical trial intended to show efficacy which is significant enough to support filing for marketing approval (NDA, PLA or equivalent), i.e., a Phase II or Phase II/III clinical trial; and (b) For a Not Ribozyme Product, *_________* per year, going to *_________________________________________* per year on initiation of a clinical trial intended to show efficacy which is significant enough to support filing for marketing approval (NDA, PLA, or equivalent).

         5.6 All monies due The Regents shall be payable in United States funds collectible at par in San Francisco, California. When Licensed Products are sold for monies other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which such Licensed Products were sold and then converted into equivalent United States funds. The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

         5.7 Royalties earned with respect to sales occurring in any country outside the United States shall not be reduced by any taxes, fees, or other charges imposed by the government of such country on the remittance of royalty income. The Licensee shall also be responsible for all bank transfer charges. Notwithstanding this, all payments made by the Licensee in fulfillment of The Regents' tax liability in any particular country shall be credited against earned royalties, royalties or fees due The Regents for that country.

         5.8 If at any time legal restrictions prevent the prompt remittance of part or all royalties by the Licensee with respect to any country where a Licensed Product is sold, the Licensee may deposit such royalties in local currency in a local bank on other depository designated by The Regents. The Licensee shall use its best efforts to transfer such funds to its U.S. account. If it cannot do so after one year, it shall pay such royalties out of its U.S. source of funds.

         5.9 In the event that any patent or any claim thereof included within The Regents' Patent Rights shall be held invalid on unenforceable in an unappealed or unappealable decision by a court of competent jurisdiction, any obligation to pay royalties based on such patent or claim, or any claim patentably indistinct therefrom, shall cease as of the date of such decision.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

The Licensee shall not, however, be relieved from paying any royalties that accrued before such decision or that are based on another patent or claim with The Regents' Patent Rights not involved in such decision.

         5.10 No royalties shall be collected or paid hereunder on Licensed Products sold to the account of the U.S. Government, any agency thereof, or any state or domestic municipal government as provided for in the License to the Government.



                               6.  DUE DILIGENCE

         6.1 The Licensee, upon execution of this Agreement, shall diligently proceed with the development, manufacture and sale of Licensed Products and shall diligently endeavor to market the same within a reasonable time after execution of this Agreement and in quantities sufficient to meet the market demands therefor. Licensee shall have the right to negotiate an extension of time for any milestone based on its use of reasonably diligent efforts to meet the milestone dates.

         6.2 The Licensee shall be entitled to exercise prudent and reasonable business judgment in meeting its due diligence obligations hereunder.

         6.3 The Licensee shall endeavor to obtain all necessary governmental approvals for the manufacture, use and sale of Licensed Products.

         6.4  If the Licensee is unable to perform any of the following:

                 (6.4a) submit an IUD covering a Ribozyme product to the United States FDA within *________* from the Effective Date of this Agreement; or
                 (6.4b) submit an IND covering a Licensed Product that is a Not Ribozyme Product to the United States FDA within *_____________* from the Effective Date of this Agreement; or
                 (6.4c) submit an application for marketing approval to the U.S. FDA for a Ribozyme Product within *__________* from the Effective Date of this Agreement; or
                 (6.4d) submit an application for marketing approval to the U.S. FDA for a Licensed Product that is a Not Ribozyme Product within *_____________* from the Effective Date of this Agreement; or
                 (6.4e) market any Licensed Product in the United States within *____________* of receiving marketing approval from the U.S. FDA for such Licensed Product; or
                 (6.4f) reasonably fill the market demand for Licensed Products following commencement of marketing at any time during the exclusive period of this Agreement;

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

then The Regents shall have the right and option either to terminate this Agreement or to reduce the Licensee's exclusive license to a nonexclusive license. This right, if exercised by The Regents, supersedes the rights granted in Article 2 (GRANT).

     6.5 In addition to the obligations set forth above, the Licensee shall spend an aggregate of not less than *____________________________* per year for the development of Licensed Products during the first *____________* of this Agreement.

         6.6  Either party to this Agreement may refer a dispute arising under
Article 6 of this Agreement to binding arbitration. Such referral to arbitration shall be made by so notifying the other party in writing in accordance with the provisions of Article 19 hereto (NOTICES), stating the nature of the dispute to be resolved. Any such arbitration shall be conducted by three arbitrators controlled by the provisions of the Commercial Arbitration Rules of the American Arbitration Association then in effect, with the proviso that the arbitrators shall not be employees of the parties and shall establish an arbitration timetable resulting in a hearing in San Francisco, California within 120 days of the original request to arbitrate. The parties shall be entitled to discovery in like manner as if the arbitration were a civil suit in the California Superior Court; provided, however, the arbitrator may limit the scope, time and/or issues involved in discovery. The decision of the arbitrators shall be enforceable, but not appealable, in any court of competent jurisdiction. The parties agree that any provision or applicable law notwithstanding, they will not request and the arbitrators shall have no authority to award punitive or exemplary damages against any party. The costs of the arbitration, including administrative fees and fees of the arbitrators shall be shared equally by the parties. Each party shall bear the cost of its own attorneys' fees and expert fees.



                        7.  PROGRESS AND ROYALTY REPORTS

     7.1  Beginning *_______________* and *___________* thereafter, the
Licensee shall submit to The Regents a detailed progress report covering the Licensee's activities related to the development and testing of all Licensed Products and the obtaining of the governmental approvals necessary for marketing. These progress reports shall be made for each Licensed Product until the first commercial sale of that Licensed Product occurs in the United States.

         7.2 The progress reports submitted under section 7.1 should include, but not be limited to, the following topics:

         - summary of work completed

         - key scientific discoveries

         - summary of work in progress


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         - current schedule of anticipated events or milestones

         - market plans for introduction of Licensed Products, and

         - a summary of resources (dollar value) spent in the reporting period

         7.3 The Licensee shall have a continuing responsibility to keep The Regents informed of the large/small entity status (as defined by the United States Patent and Trademark Office) of itself and its sublicensees and Affiliates.

         7.4 The Licensee also agrees to report to The Regents the date of first commercial sale of a Licensed Product in each country.

         7.5 After the first commercial sale of a Licensed Product anywhere in the world, the Licensee will make quarterly royalty reports to The Regents on or before each February 28, May 31, August 31 and November 30 of each year. Each such royalty report will cover the Licensee's most recently completed calendar quarter and will show (a) the gross sales and Net Sales of Licensed Products sold by the Licensee during the most recently completed calendar quarter; (b) the number of each type of Licensed Product sold; (c) the royalties, in U.S. dollars, payable hereunder with respect to such sales; (d) the method used to calculate the royalty; and (e) the exchange rates used.

         7.6 If no sales of Licensed Products has been made during any reporting period, a statement to this effect shall be required.



                             8.  BOOKS AND RECORDS

     8.1 The Licensee shall keep books and records accurately showing all Licensed Products manufactured, used, and/or sold under the terms of this Agreement. Such books and records shall be preserved for at least *__________* from the date of the royalty payment to which they pertain and shall be open to inspection by representatives or agents of The Regents at reasonable times *____* per calendar year during the term of this Agreement, for the sole purpose of verifying the reports and royalty payments made by Licensee. Such examination shall be made at Licensee's place of business during ordinary business hours with at least *___________* days prior written notice. The representative of the Regents shall report to The Regents only whether there has been a royalty underpayment and, if so, the amount thereof.

     8.2 The fees and expenses of The Regents' representatives performing such an examination shall be borne by The Regents. However, if an error in royalties of more than *_________________* of the total royalties due for any year is discovered, then the fees and expenses of these representatives shall be borne by the Licensee.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

                           9.  LIFE OF THE AGREEMENT

     9.1 Unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, this Agreement shall be in force from the Effective Date and shall remain in effect for the life of the last-to-expire patent licensed under this Agreement; or for *___________* from the Effective Date of this Agreement if no patent issues; or until the last patent application licensed under this Agreement is abandoned and no patent in Regents' Patent Rights ever issues, whichever occurs first.

         9.2 Any termination of this Agreement shall not affect the rights and obligations set forth in the following Articles:

         Article 8        Books and Records

         Article 12       Disposition of Licensed Products
                          on Hand Upon Termination

         Article 13       Use of Names and Trademarks

         Article 18       Indemnification

         Article 23       Failure to Perform

         Article 28       Secrecy

         Appendix A       Shareholders Agreement

                        10.  TERMINATION BY THE REGENTS

     10.1 If the Licensee should violate or fail to perform any term or covenant of this Agreement, then The Regents may give written notice of such default (Notice of Default) to the Licensee. If the Licensee should fail to repair such default within *__________* days of receipt of such notice, The Regents shall have the right to terminate this Agreement and the licenses herein by a second written notice (Notice of Termination) to the Licensee. If a Notice of Termination is sent to the Licensee, this Agreement shall automatically terminate on the effective date of such notice. Such termination shall not relieve the Licensee of its obligation to pay any royalty or license fees owing at the time of such termination and shall not impair any accrued right of The Regents. These notices shall be subject to Article 19 (Notices).

                          11.  TERMINATION BY LICENSEE

         11.1 The Licensee shall have the right at any time to terminate this Agreement in whole or as to any patent application or patent within The Regents' Patent Rights by giving notice in writing to The Regents. Such notice of termination shall be subject to Article 19

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

(Notices) and termination of this Agreement shall be effective ninety (90) days from the effective date of such notice.


         11.2 Any termination pursuant to the above paragraph shall not relieve the Licensee of any obligation or liability accrued hereunder prior to such termination or rescind anything done by the Licensee or any payments made to The Regents hereunder prior to the time such termination becomes effective, and such termination shall not affect in any manner any rights of The Regents arising under this Agreement prior to such termination.

                     12.  DISPOSITION OF LICENSED PRODUCTS
                            ON HAND UPON TERMINATION

     12.1 Upon termination of this Agreement the Licensee shall have the privilege of disposing of all previously made or partially made Licensed Products, but no more, within a period of *_______________________________*, provided, however, that the sale of such Licensed Products shall be subject to the terms of this Agreement including, but not limited to, the payment of royalties at the rate and at the time provided herein and the rendering of reports thereon.

                        13.  USE OF NAMES AND TRADEMARKS

         13.1 Nothing contained in this Agreement shall be construed as conferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party hereto (including contraction, abbreviation or simulation of any of the foregoing). Unless required by law, the use by Licensee of the name, "The Regents of the University of California" or the name of any campus of the University of California is expressly prohibited.

                             14.  LIMITED WARRANTY

         14.1 The Regents warrants to the Licensee that it has the lawful right to grant this license.

         14.2 This license and the associated Invention are provided WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED. THE REGENTS MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS OR LICENSED METHODS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT.

         14.3 IN NO EVENT WILL THE REGENTS BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THIS LICENSE OR THE USE OF THE INVENTION OR LICENSED PRODUCTS.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

         14.4  Nothing in this Agreement shall be construed as:

**               (14.4a)  a warranty or representation by The Regents as to the validity or scope of any Regents' Patent Rights; or
                 (14.4b)  a warranty or representation that anything made,
                          used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or
                 (14.4c)  an obligation to bring or prosecute actions or suits against third parties for patent infringement except as provided in Article 17; or
                 (14.4d)  conferring by implication, estoppel or otherwise any license or rights under any patents of The Regents other than Regents' Patent Rights as defined herein, regardless of whether such patents are dominant or subordinate to Regent's Patent Rights; or
                 (14.4e)  an obligation to furnish any know-how not provided in
                          Regents' Patent Rights.


                    15.  PATENT PROSECUTION AND MAINTENANCE

         15.1 The Regents shall diligently prosecute and maintain the United States and foreign patents comprising Regents' Patent Rights using counsel of its choice reasonably acceptable to Licensee. The Regents shall provide the Licensee with copies of all relevant documentation so that the Licensee may be informed and apprised of the continuing prosecution and the Licensee agrees to keep this documentation confidential. The Regents' counsel will take instructions only from The Regents.

         15.2 The Regents shall use all reasonable efforts to amend any patent application to include claims reasonably requested by the Licensee to protect any processes or products contemplated to be used or sold under this Agreement.

         15.3 Licensee shall apply for an extension of the term of any patent included within Regents' Patent Rights if appropriate under the Drug Price Competition and Patent Term Restoration Act of 1984, and/or Japanese and European counterparts of this law. The Licensee shall prepare all such documents, and The Regents agrees to execute such documents and to take such additional action as the Licensee may reasonably request in connection therewith.

         15.4 In the event either party receives notice pertaining to infringement or potential infringement of any issued patent included within Regents' Patent Rights pursuant to the Drug Price Competition and Patent Term Restoration Act of 1984, such party shall notify the other party within ten
(10) days after receipt of such notice.

         15.5 The reasonable costs of preparing, filing, prosecuting and maintaining all United

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

States patent applications contemplated by this Agreement shall be borne by Licensee. This includes patent prosecution costs for this Invention incurred by The Regents prior to the execution of this Agreement. Such prior costs will be approximately *_______* and will be due upon execution of this Agreement and billing by The Regents.

         15.6 The Licensee shall have the continuing responsibility to notify The Regents if Licensee or any of its sublicensees is not a small entity under the provisions of 35 U.S.C. 41(h).

         15.7 The Licensee shall have the right to obtain patent protection on the Invention in foreign countries if available and if it so desires. The Licensee must notify The Regents within *_____________* of the filing of the corresponding United States application of its decision to obtain foreign patents. This notice concerning foreign filing shall be in writing, must identify the countries desired, and reaffirm Licensee's obligation to underwrite the costs thereof. The absence of such a notice from the Licensee to The Regents shall be considered an election not to secure foreign rights.

         15.8 The preparation, filing and prosecuting of all foreign patent applications filed at the Licensee's request, as well as the maintenance of all resulting patents, shall be at the sole expense of the Licensee. Such patents shall be held in the name of The Regents and shall be obtained using counsel of The Regents' choice.

         15.9 The Licensee's obligation to underwrite and to pay patent prosecution costs shall continue for so long as this Agreement remains in effect, provided, however, that the Licensee may terminate its obligations with respect to any given patent application or patent upon *______________* written notice to The Regents. The Regents will use its best efforts to curtail patent costs when such a notice is received from the Licensee. The Regents may continue prosecution and/or maintenance of such application(s) or patent(s) at its sole discretion and expense; provided, however, that the Licensee shall have no further right or licenses thereunder.

         15.10 The Regents shall have the right to file patent applications at its own expense in any country in which the Licensee has not elected to secure patent rights, and such applications and resultant patents shall not be subject to this Agreement.


                              16.  PATENT MARKING

         16.1 The Licensee agrees to mark all Licensed Products made, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws.

                            17.  PATENT INFRINGEMENT

         17.1 In the event that the Licensee shall learn of the substantial infringement of any


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

patent licensed under this Agreement, the Licensee shall call The Regents' attention thereto in writing and shall provide The Regents with reasonable evidence of such infringement. Both parties to this Agreement agree that during the period and in a jurisdiction where the Licensee has exclusive rights under this Agreement, neither will notify a third party of the infringement of any of Regents' Patent Rights without first obtaining consent of the other party, which consent shall not be unreasonably denied. Both parties shall use their best efforts in cooperation with each other to terminate such infringement without litigation.

         17.2 The Licensee may request that The Regents take legal action against the infringement of Regents' Patent Rights. Such request shall be made in writing and shall include reasonable evidence of such infringement and damages to the Licensee. If the infringing activity has not been abated within *______________* following the effective date of such request, The Regents shall have the right to:

         (17.2a)   commence suit on its own account; or

         (17.2b)   refuse to participate in such suit,

and The Regents shall give notice of its election in writing to the Licensee by the end of the *___________________* day after receiving notice of such request from the Licensee. The Licensee may thereafter bring suit for patent infringement if and only if The Regents elects not to commence suit and if the infringement occurred during the period and in a jurisdiction where the Licensee had exclusive rights under this Agreement. However, in the event the Licensee elects to bring suit in accordance with this paragraph, The Regents may thereafter join such suit at its own expense.

         17.3 Such legal action as is decided upon shall be at the expense of the party on account of whom suit is brought and all recoveries recovered thereby shall belong to such party, provided, however, that legal action brought jointly by The Regents and the Licensee and fully participated in by both shall be at the joint expense of the parties and all recoveries shall be shared jointly by them in proportion to the share of expense paid by each party.

         17.4 Each party agrees to cooperate with the other in litigation proceedings instituted hereunder but at the expense of the party on account of whom suit is brought. Such litigation shall be controlled by the party bringing the suit, except that The Regents may be represented by counsel of its choice and at its expense in any suit brought by the Licensee.

                              18.  INDEMNIFICATION

         18.1 The Licensee agrees to indemnify, hold harmless and defend The Regents, its officers, employees, and agents; the sponsors of the research that led to the Invention; and the inventors of the patents and patent applications in Regents' Patent Rights and their employers against any and all claims, suits, losses, damage, costs, fees, and expenses resulting from or arising out of exercise of this license or any sublicense. This indemnification will include, but


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                              * CONFIDENTIAL *
                                                             TREATMENT REQUESTED

will not be limited to, any product liability.

         18.2 The Licensee, at its sole cost and expense, shall insure its activities in connection with the work under this Agreement and obtain, keep in force and maintain insurance or an equivalent program of self insurance, said insurance to have the following limits, as of the date when a Licensed Product is first used on a human being:

         Comprehensive or Commercial Form General Liability Insurance (contractual liability included) with limits as follows:

         (a)     Each Occurrence *__________*

         (b)     Products/Completed Operations Aggregate *__________*

         (c)     Personal and Advertising Injury *__________*

         (d)     General Aggregate (commercial form only) *__________*

         It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit the liability of Licensee. Licensee shall furnish The Regents with certificates of insurance evidencing compliance with all requirements. Such certificates shall:

         (a) Provide for *__________* advance written notice to University of any modification.

         (b) Indicate that The Regents has been endorsed as an additional Insured under the coverages referred to under the above.

         (c) Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by The Regents.

         18.3 The Regents shall promptly notify Licensee in writing of any claim or suit brought against The Regents in respect of which The Regents intends to invoke the provisions of this Article 18. Licensee will keep The Regents informed on a current basis of its defense of any claims pursuant to this Article 18.

                                  19.  NOTICES
         19.1 Any notice or payment required to be given to either party shall be deemed to have been properly given and to be effective (a) on the date of delivery if delivered in person or (b) *_______* days after mailing if mailed by first-class certified mail, postage paid, to the respective addresses given below, or to such other address as it shall designate by written notice given to the other party.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                         * CONFIDENTIAL *
                                                        TREATMENT REQUESTED

In the case of the Licensee:  Immusol, Incorporated
                              5052 Berean Lane
                              Irvine, California 92715
                              Attention: President

In the case of The Regents:   THE REGENTS OF THE UNIVERSITY OF CALIFORNIA
                              1320 Harbor Bay Parkway
                              Suite 150
                              Alameda, California 94501
                              Attention: Director;
                              Office of Technology Transfer
                              Referring to: *__________________________*

                               20.  ASSIGNABILITY

         20.1 This Agreement is binding upon and shall inure to the benefit of The Regents, its successors and assigns, but shall be personal to the Licensee and assignable by the Licensee only with the written consent of The Regents, which consent shall not be unreasonably withheld; provided, however, the Licensee may assign the Agreement to a successor of all or substantially all its assets without the consent of The Regents.

                               21.  LATE PAYMENTS

         21.1 In the event royalty payments or fees are not received by The Regents when due, the Licensee shall pay to The Regents interest charges at a rate of *____________* per annum. Such interest shall be calculated from the date payment was due until actually received by The Regents.

                                  22.  WAIVER

         22.1 It is agreed that no waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                            23.  FAILURE TO PERFORM

         23.1 In the event of a failure of performance due under the terms of this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                   24.  GOVERNING LAWS


         24.1 THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

                   25.  PREFERENCE FOR UNITED STATES INDUSTRY

         25.1 Because this Agreement grants the exclusive right to use or sell the Invention in the United States, the Licensee agrees that any products embodying this Invention or product through the use thereof will be manufactured substantially in the United States.

                26.  FOREIGN GOVERNMENT APPROVAL OR REGISTRATION

         26.1 If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental agency, the Licensee shall assume all legal obligations to do so.

                            27.  EXPORT CONTROL LAWS

         27.1 The Licensee shall observe all applicable United States and foreign laws with respect to the transfer of Licensed Products and related technical data to foreign countries, including, without limitation, the International Traffic in Arms Regulations (ITAR) and the Export Administration Regulations.

                                  28.  SECRECY

         28.1 With regard to confidential information ("Data"), which can be oral or written or both, received from The Regents regarding this Invention, the Licensee agrees:
         (1) not to use the Data except for the sole purpose of performing under the terms of this Agreement;
         (2) to safeguard Data against disclosure to others with the same degree of care as it exercises with its own data of a nature;
         (3) not to disclose Data to others (except to its employees, agents or consultants who are bound to Licensee by a like obligation of confidentiality) without the express written permission of The Regents, except that Licensee shall not be prevented from using or disclosing any of the Data:
                 (a) which Licensee can demonstrate by written records or other evidence was previously known to it;
                 (b) which is now, or becomes in the future, public knowledge other than through acts or omissions of Licensee;
                 (c) which is lawfully obtained by Licensee from sources independent of The Regents;
                 (d) is disclosed pursuant to law or the order or requirement of a court, administrative agency, or other governmental body; or

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

                 (e) is disclosed by Licensee to accountants, banks, or another financing source (or their advisors) or in connection with a merger, acquisition or securities offering, subject to a non-disclosure agreement.
         (4) that the secrecy obligations of Licensee with respect to Data shall continue for a period ending *_____* years from the termination date of this Agreement.

         With regard to biological material received from The Regents, including any cell lines, vectors, derivatives, products progeny or material derived therefrom ("Biological Material"), Licensee hereby agrees:

         (1) not to use Biological Material except for the sole purpose of performing under the terms of this Agreement;

         (2) not to transfer Biological Material to others (except to its employees, agents or consultants who are bound to the Licensee by like obligations conditioning and restricting access, use and continued use of Biological Material) without the express written permission of The Regents, except that Licensee shall not be prevented from transferring Biological Material which:
                 (a) becomes publicly available other than through acts or omissions of Licensee, or
                 (b) is lawfully obtained by Licensee from sources independent of The Regents;
         (3) to safeguard Biological Material against disclosure and transmission to others with the same degree of care as it exercises with its own biological materials of a similar nature.

         28.2 The Regents shall use due care to maintain any confidential business information provided by LICENSEE to the Regents, and any reports and information provided by Licensee to The Regents pursuant to Sections 7 and 8, in confidence and not disclose such information or reports to any third party, except as required by law and disclosed after notice to Licensee and after requesting confidential treatment and a protective order, if available. The Licensee acknowledges that The Regents is a public institution and is subject to the California Public Records Act.


                               29.  MISCELLANEOUS

         29.1 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         29.2 This Agreement will not be binding upon the parties until it has been signed below on behalf of each party, in which event, it shall be effective as of the date recited on page one.


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

         29.3 No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed on behalf of each party.

         29.4 This Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof. The Secrecy Agreements dated *_______________*, and the LOI are hereby terminated.

         29.5 In case any of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

         29.6 This Agreement includes Appendix A which is attached hereto as a Shareholder's Agreement. As long as The Regents is a shareholder, The Regents shall receive the same notice of all Board of Directors meetings of the Company as it gives to its regular Board members. A representative of The Regents, chosen by The Regents after consultation with the Licensee (i.e. the Company), shall have the right to attend such meetings, except for executive sessions of the Board. The Regents shall have the right to vote its shares, to inspect books and records, and to approve corporate actions in accordance with generally applicable laws and rules of the Company applying to preferred stock holders.


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

         IN WITNESS WHEREOF, both The Regents and the Licensee have executed this Agreement, in duplicate originals, by their respective officers hereunto duly authorized, on the day and year hereinafter written.

IMMUSOL, INCORPORATED                      THE REGENTS OF THE
                                           UNIVERSITY OF CALIFORNIA

By: /s/ TSVI GOLDENBERG, Ph.D.             By: /s/ William T.Davis
   ---------------------------                -------------------------
         (Signature)                                 (Signature)

Name: /s/ TSVI GOLDENBERG, Ph.D.           Name:  William T. Davis
         (Please Print)

Title: Chairman & CEO                      Title: Associate Director;
                                                  Office of Technology
                                                  Transfer

Date: 11-19-93                             Date: 12-6-93
     ---------------------                      -----------------------

Approved as to legal form:    /s/ EDWIN H. BAKER   10-22-93
                          ---------------------------------------------
                                  Edwin H. Baker, ASSOCIATE
                                  OFFICE OF TECHNOLOGY TRANSFER
                                  University OF CALIFORNIA

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

                                   APPENDIX A

                             SHAREHOLDERS AGREEMENT

1.       The authorized and outstanding capital of the Company consists of:

         (a) 2,000,000 shares of Preferred Stock (the "Preferred Stock"), all of which are designated Series A Preferred Stock and outstanding.

         (b) 20,000,000 shares. of Common Stock (the "Common Stock"), of which 7,045,000 shares are outstanding.

         (c) 400,000 shares of Common Stock reserved for issuance under the Company's 1992 Stock Plan, of which 60,000 shares have been issued pursuant to exercise of an option, 30,000 shares are issuable upon exercise of an outstanding option, leaving 310,000 shares available for issuance under the 1992 Stock Plan.

2. According to the latest determination of the Company's board of directors, the Company's Common Stock has a per share value of $*____*.

3. The Company proposes to issue and sell additional shares of capital stock (most likely Series B Preferred Stock) as part of its next financing (the "Financing") and anticipates that the Company's capitalization will be increased by the number of shares of capital stock to be issued and sold pursuant to the Financing.

4. Pursuant to Section 4.2 of the Exclusive License Agreement between the Company and the Regents of the University of California, the Company hereby agrees to transfer to the Regents that whole number of shares of capital stock issued and sold pursuant to the Financing equal to an aggregate value of
*___________________________________________*.

5.       (a)     It is hereby agreed that the Company has delivered to The
Regents the offering documents used in connection with the most recently completed security-based financing of the Company.

         (b) Unless otherwise stated herein or in any written agreement between the Company and the Regents, upon the issuance of the capital stock pursuant to Section 4 above, the Regents shall have the same rights, preferences and privileges to be granted to the investors to the Financing.

         (c)     A stock certificate evidencing the transfer pursuant to
Section 4 above shall be delivered to The Regents within thirty (30) days after the close of the Financing.

6. It is hereby expressly reiterated that all provisions of the Agreement relating to indemnification, limited warranty, and use of names apply to this Shareholders Agreement.

Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED



                     [UNIVERSITY OF CALIFORNIA LETTERHEAD]



                                                *____________*

IN DUPLICATE                                    VIA FEDERAL EXPRESS

Tsvi Goldenberg, Ph.D.
Chairman and CEO
Immusol, Incorporated
3050 Science Park Road
San Diego, CA 92121

Re:  USE OF HIV-1 TARGETED RIBOZYME TO INHIBIT HIV-1 GENE EXPRESSION
     *____________________*

     NOVEL HIV-2
     *____________________*

     MULTIPLE DELETION HIV MUTANTS
     *_________________________*

     RIBOZYME GENE THERAPY FOR HIV
     *____________________*


Dear Tsvi:

        The Regents acknowledges that Immusol, Inc. ("Immusol") recently issued shares of Series B1 Preferred Stock pursuant to an equity stock financing. In compliance with the Exclusive License Agreement *___________________________* dated *_______________* ("License Agreement"), Immusol issued to The Regents of the University of California ("The Regents") 7,323 shares of Series B1 Preferred Stock, certification no. B1-2 (the "Certificate") on *___________*. The Regents now wishes to return and cancel the Certificate and amend the License Agreement to receive *______* in cash or check instead of such shares of Series B1 Preferred Stock. Immediately upon receipt of this letter executed by an officer of Immusol, The Regents agrees to return the Certificate. Subject to receipt of the Certificate, Immusol hereby agrees to the following:

        1. This letter confirms our telephone conversation on *__________*, and amends the License Agreement.


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.

                                                             * CONFIDENTIAL *
                                                            TREATMENT REQUESTED

Tsvi Goldenberg, Ph.D., Immusol Inc., June 15, 1995, page 2

        2. The Regents hereby waives all existing and future rights to the Immusol preferred stock required under Paragraph 4.2 of the License Agreement in return for *________* in cash. To that end Paragraph 4.2 is hereby replaced in its entirety with the following:

        "4.2 Also as a license issue fee, The Licensee shall pay to The Regents *_________________________________*, which is due on or before
        *___________*."

        3. In accordance with the provisions of paragraph 2 of this letter, the following references to Immusol preferred stock and the corresponding shareholders' agreement are removed from the License Agreement: Paragraph 1.6; the last line of Paragraph 9.2; Paragraph 29.6; and Appendix A.

        4. Immusol's obligation to pay the Cash Payment is subject to receipt of the Certificate from The Regents at least * business days prior to payment of the Cash Payment. Immusol shall pay the Cash Payment on the later of (i) *___________* or (ii) *_____________* after Immusol's receipt of the
Certificate from The Regents.

        If Immusol agrees with this First Amendment, please sign both originals of this letter and return one original to me for our files.

                                Sincerely,

                                /s/ DAVID J. ASTON

                                David J. Aston
                                Assistant Director


cc:  George Y. Choi - Wilson, Sonsini

- ------------------------------------------------------------------------------

ACCEPTED BY
IMMUSOL INCORPORATED

   /s/ TSVI GOLDENBERG
- ---------------------------
  Tsvi Goldenberg, Ph.D.
  Chairman & CEO

     6-27-95
- ---------------------------
           Date



     Approved as to legal form:  /s/ SANDRA S. SCHULTZ            6/19/95
                               .............................   ............
                               Sandra S. Schultz, Attorney     Date
                               Office of Technology Transfer,
                               University of California


Certain confidential portions of this Exhibit were omitted by means of marking such portions with an asterisk (the "Mark"). This Exhibit has been filed separately with the Secretary of the Commission without the Mark pursuant to the Company's Application Requesting Confidential Treatment under Rule 406 under the Securities Act.